UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Home BancShares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HOME BANCSHARES, INC.
719 Harkrider Street, Suite 100
Conway, Arkansas 72032
(501) 328-4770
Internet Site: www.homebancshares.com

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December      , 2008

          A Special Meeting of Shareholders of Home BancShares, Inc. (the “Company”) will be held on December      , 2008, at 10:00 a.m. (CST) at the corporate offices, located at 719 Harkrider, Conway, Arkansas, for the following purposes:
(1)	To amend the Company’s Restated Articles of Incorporation to amend the terms of the authorized shares of preferred stock.

(2)	To transact such other business as may properly come before the meeting or any adjournments thereof.
          The Board of Directors of the Company has approved an amendment to the Articles of Incorporation to amend the terms of the authorized shares of preferred stock to make the shares “blank check” preferred stock. The Board believes this amendment will provide maximum flexibility with respect to our ability to augment our capital in the near future and for other proper corporate purposes in the long term. We encourage you to read the accompanying proxy statement carefully, as it contains a detailed explanation of the proposed amendment and the reasons for the proposed amendment. The Board of Directors believes the amendment is in the best interest of the Company and its shareholders.
          Only shareholders of record on November 26, 2008, will be entitled to vote at the meeting or any adjournments thereof. A list of shareholders will be available for inspection at the office of the Company at 719 Harkrider, Suite 100, Conway, Arkansas, 72032, beginning two business days after the date of this notice and continuing through the meeting. The stock transfer books will not be closed.

By Order of the Board of Directors C. RANDALL SIMS Secretary
Conway, Arkansas
November      , 2008
YOUR VOTE IS IMPORTANT
PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

HOW TO VOTE IF YOU ARE A SHAREHOLDER OF RECORD
          Your vote is important. You can save the Company the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Meeting and voting by ballot as described below. (Please note: if you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)
          The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. on December ___, 2008.
VOTE BY TELEPHONE
          You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
VOTE ON THE INTERNET
          You also can choose to vote on the Internet. The website for Internet voting is www.investorvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.
VOTE BY MAIL
          If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Computershare in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Home BancShares, Inc., c/o Computershare, P. O. Box 43101, Providence, Rhode Island 02940-5067.
VOTING AT THE SPECIAL MEETING
          The method by which you vote will not limit your right to vote at the Special Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.
          All shares that have been properly voted and not revoked will be voted at the Special Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

HOME BANCSHARES, INC.
719 Harkrider Street, Suite 100
Conway, Arkansas 72032
(501) 328-4770
Internet Site: www.homebancshares.com

PROXY STATEMENT

          This Proxy Statement and the accompanying proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) for use at the Special Meeting of Shareholders to be held on December      , 2008. This Proxy Statement and the accompanying proxy card were first mailed to shareholders of the Company on or about November      , 2008.
          This introductory section is a summary of selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the proposal that is submitted for a vote, you should carefully read this entire document and other documents to which we refer.
          The proxies being solicited by this Proxy Statement are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted with this Proxy Statement, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone, electronic communication or facsimile, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations. The Company may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this proxy solicitation, if management determines it advisable.
ABOUT THE SPECIAL MEETING
When and Where Is the Special Meeting?

Date:	day, December , 2008
Time:	10:00 a. m., Central Standard Time
Location:	Corporate Offices, located at 719 Harkrider, Conway, Arkansas 72032
What Is the Purpose of the Special Meeting?
          At our Special Meeting, shareholders will act upon matters outlined in the accompanying Notice of Special Meeting.
Who Is Entitled to Vote?
          Only shareholders of record at the close of business on the record date, November 26, 2008, are entitled to receive the Notice of Special Meeting and to vote the shares of common stock that they held on that date at the

Meeting or at any postponement or adjournment of the Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on.
Who Can Attend the Meeting?
          All shareholders as of the record date, or their duly appointed proxies, may attend the Meeting. Seating is limited and will be on a first-come, first-served basis. Registration will begin at 9:30 a.m., and seating will be available at approximately 9:45 a.m.
No cameras, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.
          Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.
What Constitutes a Quorum?
          The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business. As of the record date, [                    ] shares of common stock of the Company were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Meeting.
How Can I Communicate Directly with the Board?
          Shareholder communications to the Board of Directors, any committee of the Board of Directors, or any individual director must be sent in writing via certified U.S. mail to the Corporate Secretary at the following address:
Home BancShares, Inc.
Attn: Corporate Secretary
P.O. Box 966
Conway, Arkansas 72033
          Our “Stockholder Communications Policy” is published on the Company’s website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents.”
How Do I Vote?
          The enclosed proxy card indicates the number of shares you own. There are four ways to vote:
•	By Internet at www.investorvote.com; we encourage you to vote this way.

•	By toll-free telephone at the number shown on your proxy card.

•	By completing and mailing your proxy card.

•	By written ballot at the Meeting.
          If you vote by Internet or telephone, your vote must be received by 1:00 a.m. on December ___, 2008. Your shares will be voted as you indicate. If you do not indicate your voting preferences, C. Randall Sims and Randy Mayor will vote your shares FOR the proposed amendment to the Articles of Incorporation.
          If you Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card.

          If you complete and properly sign the accompanying proxy card and return it to the Company, or tender your vote via telephone or the Internet, it will be voted as you direct. If you attend the Meeting, you may deliver your completed proxy card in person. A proxy duly executed and returned by a shareholder, and not revoked prior to or at the Meeting, will be voted in accordance with the shareholder’s instructions on such proxy.
          If your shares are held in “street name,” you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or Internet.
What Are the Board’s Recommendations?
          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth with the proposal in this Proxy Statement. In summary, the Board recommends a vote:
•	For the approval of the amendment to the Restated Articles of Incorporation (see pages 8-12).
          As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Special Meeting. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.
What Vote Is Required to Approve the Proposal?
•	The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, assuming a quorum is present, will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the vote.
          If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
          The authorized common stock of the Company consists of 50,000,000 shares at $0.01 par value. As of the close of business on November 26, 2008, there were [                    ] shares eligible to vote.
Can I Change My Vote After I Return the Proxy Card?
          Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.
Do I have a Right to Dissent from Approval of the Proposal?
          No. Pursuant to the Arkansas Business Corporation Act of 1987, as amended, the Company’s shareholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment.
You Should Carefully Read this Proxy Statement in its Entirety.

PRINCIPAL SHAREHOLDERS OF THE COMPANY
          The authorized common stock of the Company consists of 50,000,000 shares at $0.01 par value. As of the close of business on November 26, 2008, there were [                    ] shares outstanding held by approximately [                    ] registered and beneficial shareholders.
          The following table sets forth certain information as of October 31, 2008, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our named executive officers, and all of our directors and executive officers as a group, and by each person known to us who beneficially owned more than 5% of the outstanding shares of our common stock.
          Information in this table is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a beneficial owner of any shares of our common stock if that person has or shares “voting power,” which includes the power to vote or direct the voting of the shares, or “investment power,” which includes the right to dispose or direct the disposition of the shares. Thus, under the rules, more than one person may be deemed to be a beneficial owner of the same shares. A person is also deemed to be a beneficial owner of any shares as to which that person has the right to acquire beneficial ownership within 60 days from October 31, 2008.
          Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and investment power with respect to his shares. The address for each of our directors and named executive officers is c/o Home BancShares, Inc., 719 Harkrider, Suite 100, Conway, Arkansas 72032.

	Amount and Nature	Percent of
	of Beneficial	Shares
Name of Beneficial Owner	Ownership	Outstanding (1)

5% or greater holders:
T. Rowe Price Associates, Inc. (2)	1,293,533	6.5%

Directors and executive officers:
Robert H. Adcock, Jr. (3)	719,916	3.6%
John W. Allison (3)(4)	2,802,320	14.1%
Richard H. Ashley (5)	1,196,196	6.0%
Dale A. Bruns (3)	117,023	*
Richard A. Buckheim (3)	45,322	*
S. Gene Cauley	162,934	*
Jack E. Engelkes (3)(6)	73,858	*
Tracy M. French (7)	24,615	*
James G. Hinkle (8)	183,117	*
Alex R. Lieblong (3)(9)	549,878	2.8%
Randy E. Mayor (3)(10)	120,072	*
C. Randall Sims (3)(11)	149,617	*
Ron W. Strother (3)(12)	112,927	*
William G. Thompson (13)	98,220	*
All directors and executive officers as a group (19 persons) (3)	6,504,584	32.8%

*	Less than 1%.

(1)	The percentage of our common stock beneficially owned was calculated based on 19,836,615 shares of our common stock outstanding as of October 31, 2008. The percentage assumes that the person in each row has exercised all options that are exercisable by that person or group within 60 days of October 31, 2008.

(2)	Based on information as of June 30, 2008, obtained from a Schedule 13F filed with the SEC on or about August 14, 2008, by T. Rowe Price Associates, Inc. (“Price Associates”). The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Price Associates’ Schedule 13F. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Includes shares that may be issued upon the exercise of vested common stock options, as follows: Mr. Adcock, 324 shares; Mr. Allison, 117,642 shares; Mr. Bruns, 2,268 shares; Mr. Buckheim, 3,072 shares; Mr. Engelkes, 2,916 shares; Mr. Lieblong, 9,558 shares; Mr. Mayor, 53,019 shares; Mr. Sims, 66,274 shares; Mr. Strother, 77,760 shares; and all directors and executive officers as a group, 416,506 shares.

(4)	Includes 386,717 shares owned by Mr. Allison’s spouse, either individually or as custodian for their children, 3,699 shares held in Mr. Allison’s IRA and 15,302 shares owned by Capital Buyers, a company that is owned by Mr. Allison.

(5)	Includes 3,126 shares held in Mr. Ashley’s IRA, 4,241 shares owned by Mr. Ashley’s spouse, 1,668 shares owned by the IRA of Mr. Ashley’s spouse, 387,500 shares owned by Conservative Development Company, a corporation of which Mr. Ashley is president, and 213,648 shares owned by RHA Investments, a company of which Mr. Ashley is a partner.

(6)	Includes 39,963 shares owned by Mr. Engelkes’ spouse, 9,841 shares for which Mr. Engelkes is custodian for his children, and 877 shares held in Mr. Engelkes’ Simple IRA.

(7)	Includes 5,890 shares owned by Mr. French’s 401(k) plan, 6,031 shares held in Mr. French’s IRA, 2,177 shares owned by the Daniel French Trust, and 1,441 shares owned by the Daniel French Irrevocable Trust.

(8)	Includes 181,184 shares owned by the James G. Hinkle Revocable Trust.

(9)	Includes 370,332 shares that are owned by Key Colony Fund L.P., a hedge fund of which Mr. Lieblong is the managing partner.

(10)	Includes 4,897 shares owned by Mr. Mayor’s 401(k) plan, and 13,723 shares held in Mr. Mayor’s IRA.

(11)	Includes 1,620 shares owned by Mr. Sims’ children, 26,209 shares held in Mr. Sims’ IRA and 4,216 shares owned by Mr. Sims’ 401(k) plan.

(12)	Includes 5,094 shares owned by Mr. Strother’s 401(k) plan.

(13)	Includes 2,859 shares owned by Mr. Thompson’s IRA, 3,340 shares owned by the IRA of Mr. Thompson’s spouse, 53,361 shares owned by Thompson Brothers LLC, a company of which Mr. Thompson is a partner, and 328 shares owned by B and L Thompson Investments LLC, a company owned by Mr. Thompson.
[Remainder of page intentionally left blank.]

PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION
TO AMEND TERMS OF AUTHORIZED SHARES OF PREFERRED STOCK

General
          On November 21, 2008, the Board of Directors approved, subject to receiving the approval of the shareholders, an amendment to Article THIRD of the Company’s Restated Articles of Incorporation to amend the terms of the authorized shares of preferred stock to make the authorized shares “blank check” preferred stock. Currently, the Restated Articles of Incorporation authorize the issuance of 5,500,000 shares of $0.01 par value preferred stock (the “Preferred Stock”), divided into 2,500,000 shares of class A non-voting, non-cumulative, callable and redeemable, convertible preferred stock and 3,000,000 shares of class B non-voting, non-cumulative, callable and redeemable, convertible preferred stock. None of the authorized shares of Preferred Stock of either class is presently issued and outstanding.
          Upon adoption of the proposed amendment, the Preferred Stock will no longer be divided into class A and class B but will consist of such series as issued from time to time by the Board of Directors, and the Preferred Stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each series issued from time to time. This is commonly referred to as “blank check” preferred stock. The Preferred Stock would be available for issuance without further action by the shareholders, except as may be required by applicable laws or rules of the NASDAQ Stock Market. The total number of authorized shares of Preferred Stock would remain unchanged.
          Specifically, the proposed amendment will give the Board of Directors the express authority, without further action of the shareholders, to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series the preferences, limitations, relative rights and terms of such series. This means that the Board of Directors will be able to designate with respect to each series of Preferred stock: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitations on the payment of dividends on the common stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as are not inconsistent with the Restated Articles of Incorporation. Under Arkansas law, all the shares of any one series of the Preferred Stock shall be identical in all respects.
          The Board of Directors believes that the amendment to the terms of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to have such shares available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.
          If the proposed amendment is approved, a Certificate of Amendment, in the form of Exhibit A, amending the Restated Articles of Incorporation will be filed with the Arkansas Secretary of State as promptly as practicable thereafter and the amendment to the terms of the Preferred Stock would become effective on the date of such filing. The actual text of the amendment may vary as may be determined by the Board of Directors to comply with regulatory requirements and to effectuate the filing of same with the Arkansas Secretary of State.

Purpose and Effect of the Proposed Amendment
          The primary purpose of the amendment is to enable the Company to sell shares of Preferred Stock to the United States Department of the Treasury (the “Treasury”) under the Troubled Asset Relief Program — Capital Purchase Program (the “CPP” or the “Program”). The Program was instituted by the Treasury pursuant to the Emergency Economic Stabilization Act of 2008, which provides up to $700 billion to the Treasury to buy mortgages and other assets from financial institutions, to invest and take equity positions in financial institutions, and to establish programs that will allow companies to insure their troubled assets. Under the Program, the Treasury will purchase up to $250 billion of senior preferred shares (the “Senior Preferred Shares”) from qualifying financial institutions. The Program facilitates capital growth in order to increase the flow of financing to U.S. businesses and consumers by selling Senior Preferred Shares to the Treasury and will be available to U.S. financial institutions that meet the Program’s eligibility requirements and that elect to participate before 5:00 p.m. (EST) on November 14, 2008.
          If eligible, the Company may sell an amount of Senior Preferred shares to the Treasury equal to not less than 1% of the Company’s risk-weighted assets and not more than the lesser of (a) $25 billion and (b) 3% of its risk-weighted assets. The Senior Preferred Shares will qualify as Tier 1 capital and will rank senior to common stock and pari passu, which is at an equal level in the capital structure, with existing preferred shares, other than preferred shares which by their terms rank junior to any other existing preferred shares. On October 26, 2008, the Company filed an application with the Federal Reserve Bank of St. Louis requesting to sell $50,000,000 of Preferred Stock under the CPP. On November 10, 2008, the Company received pre-approval of its application.
          The Senior Preferred Shares will pay a cumulative dividend rate of 5% per annum for the first five years and will reset to a rate of 9% per annum after year five. The dividend will be payable quarterly in arrears. The Senior Preferred Shares will be non-voting, other than class voting rights on matters that could adversely affect the shares. The Senior Preferred Shares will be callable at par after three years. Prior to the end of three years, the Senior Preferred Shares may be redeemed with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred stock or common stock. The Treasury may also transfer the Senior Preferred Shares to a third party at any time. In conjunction with the purchase of Senior Preferred Shares, the Treasury will receive warrants to purchase common stock with an aggregate market price equal to 15% of the Senior Preferred investment. The exercise price on the warrants will be the market price of the Company’s common stock at the time of issuance, calculated on a 20-trading day trailing average. The warrants will have a term of 10 years, and the Company will have to take the steps necessary to register the Senior Preferred Shares and the warrants and the underlying common stock purchasable upon exercise.
          To participate in the Program, the Company is required to meet certain standards, including: (i) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (ii) requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibiting the Company from making any golden parachute payment to a senior executive based on the Internal Revenue Code provision; and (iv) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.
          The Board believes that it is in the best interests of the Company and the shareholders to afford the Company the opportunity to obtain additional capital through the Program and as deemed necessary from time to time by the Board. Approving the amendment will allow the Company to participate in the Program, which will give the Company an additional resource for obtaining capital. Although the Company is already well-capitalized, the Board believes the ability to obtain additional capital through this Program will give the Company more flexibility to pursue future growth and acquisition opportunities. Without this amendment, the Company will not be eligible to participate in the Program.
          The Company will have to execute a Letter Agreement that includes a Securities Purchase Agreement setting out the terms and conditions of the issuance of the Preferred Stock. As of the date of this Proxy Statement, no assurances can be given that the Company will choose to meet these terms and conditions and therefore participate in the Program.
          The Board of Directors believes that amending the authorized Preferred Stock so that the shares are “blank check” preferred stock will not only allow us to apply to participate in the Program and increase our flexibility in structuring capital raising transactions, future acquisitions, joint ventures, and strategic alliances, but may also be useful in connection with stock dividends, equity compensation plans or other proper corporate actions. The Board of Directors evaluates such opportunities as they arise and considers different capital structuring alternatives designed to advance our business strategy. Having the authority to issue preferred stock under such terms as it may designate will enable the Board to develop equity securities with terms tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of shareholders to authorize such additional capital stock. The Board of Directors believes that such enhanced ability to respond to opportunities and to favorable capital market conditions before the opportunity or conditions pass is in the best interests of our company and its shareholders.
Possible Effects on Holders of Common Stock
          Currently, the Company’s Restated Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, of which                      are issued and outstanding as of November  26, 2008. The rights of the holders of the Company’s common stock are as follows:
          Voting. The holders of common stock currently possess exclusive voting rights in the Company. On matters submitted to the shareholders of the Company, the holders of common stock are entitled to one vote for each share held. No shares have cumulative voting rights.
          Dividends. Holders of shares of common stock are entitled to receive any dividends declared by the Board of Directors out of funds legally available therefor. The ability of the Company to pay cash dividends is subject to the ability of the Company’s banking subsidiaries to pay dividends or make other distributions to the Company, which in turn are subject to limitations imposed by law and regulation.
          Liquidation Rights. In the event of any liquidation or dissolution of the Company, all assets of the Company legally available for distribution after payment or provision for payment of (i) all debts and liabilities of the Company, (ii) any accrued dividend claims, and (iii) liquidation preferences of any outstanding preferred stock, will be distributed ratably, in cash or in kind, among the holders of common stock.
          Except for the issuance of Senior Preferred Shares under the Program, the Company is unable to determine the actual effects of the issuance of a series of Preferred Stock on the rights of the shareholders of the Company until the Board determines the rights of the holders of such series. However, such effects might include: (i) restrictions on the payment of dividends to holders of the common stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of common stock if the Preferred Stock is convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of the common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.
          Based on the Program term sheet provided by the Treasury, the following are the effects on holders of common stock from the issuance of Senior Preferred Shares to the Treasury under the Program:
          Restrictions on Dividends. For as long as any Senior Preferred Shares are outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred Shares, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred Shares), nor may the Company repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred Shares or common shares, unless (i) in the case of cumulative Senior Preferred Shares all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Shares are fully paid; or (ii) in the case of non-cumulative Senior Preferred Shares the full dividend for the latest completed dividend period has been declared and paid in full. In addition, the consent of the Treasury will be required for any increase in the per share dividends on common shares until the third anniversary of the date of the Senior Preferred Shares investment unless prior to such third anniversary, the Senior Preferred Shares are redeemed in whole or the Treasury has transferred all of the Senior Preferred Shares to third parties. The Company believes that it could be limited to paying a six cents ($0.06) quarterly dividend so long as the Preferred Shares are outstanding.

          Repurchases. The Treasury’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred Shares and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred Shares are redeemed in whole or the Treasury has transferred all of the Senior Preferred Shares to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred Shares, or common shares if prohibited as described under “Restrictions on Dividends” above.
          Voting rights. The Senior Preferred Shares shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred Shares, (ii) any amendment to the rights of Senior Preferred Shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Shares. If dividends on the Senior Preferred Shares are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred Shares will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.
Dissenter’s Rights
          Pursuant to the Arkansas Business Corporations Act of 1987, as amended, the Company’s shareholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment.
Proposed Amendment
          Article THIRD of the Company’s Restated Articles of Incorporation would be amended and restated in its entirety as follows assuming adoption of the proposal:
          THIRD: The authorized capital stock (the “Capital Stock”) of this Corporation shall be 50,000,000 shares of voting common stock (the “Common Stock”) having a par value of $0.01 per share, and 5,500,000 shares of $0.01 par value preferred stock (the “Preferred Stock”). The Board of Directors of the Corporation, acting pursuant to the authority contained herein and under Arkansas law, without any vote of the shareholders of the Corporation, may issue shares of Preferred Stock in one or more series and may determine the preferences, limitations, relative rights and terms of the Preferred Stock or any series of shares of the Preferred Stock before the issuance of such shares of Preferred Stock or series of shares of the Preferred Stock. Before issuing any shares of Preferred Stock or any series of shares of the Preferred Stock, the Corporation, if required by Arkansas law, shall file with the Secretary of State of Arkansas Articles of Amendment containing the text of the amendment, preferences, limitations, relative rights and terms of the Preferred Stock or of such series of Preferred Stock.
          Voting Rights. The Common Stock shall have one vote per share on all matters submitted to the shareholders for a vote. No holder of Common Stock shall have the right to cumulate their votes in the election of directors.
          Dividends. Dividends may not be declared unless the requirements for the payment of dividends under Arkansas law are met, and are payable only if and to the extent that the Board of Directors determines that earnings are available. No interest shall be payable on any declared and unpaid dividends.
          The actual text of the amendment may vary as determined by the Board of Directors to comply with regulatory requirements, including of the Treasury, and in order to effectuate the amendment with the appropriate government agency.

Vote Required to Approve Proposal
          Approval of the amendment to the Restated Articles of Incorporation to amend the terms of the authorized shares of Preferred Stock requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present.
The Board of Directors Recommends that Shareholders Vote
FOR
Approval of the Amendment to the Restated Articles of Incorporation
to Amend the Terms of the Authorized Shares of the Preferred Stock
FORWARD LOOKING STATEMENTS
          This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be made directly in this Proxy Statement and they may also be made a part of this Proxy Statement by reference to other information filed with the Securities and Exchange Commission, which is known as “incorporation by reference.”
          Words such as “anticipate,” “expect,” “intend,” “plan” and words of and terms of similar substance used in connection with any discussion of future operating or financial performance, or any potential transaction, identify forward looking statements. All forward-looking statements are management’s present estimates of future events and are subject to a number of factors and uncertainties. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated.
          Our shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Proxy Statement or as of the date of any document incorporated by reference in this Proxy Statement, as applicable. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.
INCORPORATION BY REFERENCE
          The SEC allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement.
          This Proxy Statement incorporates by reference the following items of Part II of our annual report on Form 10-K for the fiscal year ended December 31, 2007:
•	Item 6. Selected Financial Data.

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

•	Item 8. Consolidated Financial Statements and Supplementary Data.

•	Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
               This Information Statement also incorporates by reference the following items of Part I of our quarterly reports on Form 10-Q filed with the SEC for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008, respectively:
•	Item 1. Financial Statements.

•	Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Item 3. Quantitative and Qualitative Disclosures About Market Risk.

SUBMISSION OF SHAREHOLDER PROPOSALS
          In order for a proposal by a shareholder to be presented at an annual meeting of our shareholders, the proposal must be included in the related proxy statement and proxy form. Proposals by shareholders intended to be presented at the Annual Meeting of Shareholders in 2009 must be received by the Company no later than November 15, 2008, for possible inclusion in the proxy statement relating to that meeting.
          For a shareholder proposal to be included in the proxy statement and proxy form for an annual meeting of the Company’s shareholders, the proposal must: (1) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, including our Bylaws and Rule 14a-8 of the Securities Act; and (2) be received by the Company at its home office, 719 Harkrider Street, Suite 100, Conway, Arkansas 72032, Attention: C. Randall Sims, Secretary, not less than 120 calendar days before the anniversary of the date of the previous year’s proxy statement, or November 15, 2008, in the case of the Annual Meeting of Shareholders in 2009. If no annual meeting was held the previous year and in any year in which the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, the proposal will be considered timely if received within a reasonable time before the Company begins to print and mail its proxy materials.
WHERE YOU CAN FIND MORE INFORMATION
          We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also view and print reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company, from the SEC website at www.sec.gov.
EXHIBITS
Exhibit A: Certificate of Amendment of Restated Articles of Incorporation of Home BancShares, Inc.
SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE
MEETING ARE URGED TO VOTE BY TELEPHONE,
MAIL OR INTERNET.
IF YOU VOTE BY TELEPHONE OR THE INTERNET,
DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors C. RANDALL SIMS Secretary

Exhibit A
CERTIFICATE
     Home BancShares, Inc. does hereby certify that its Restated Articles of Incorporation, as previously amended, were duly amended in the attached Amendment to the Restated Articles of Incorporation, pursuant to a resolution of the Board of Directors. The Amendment to the Restated Articles of Incorporation was duly approved by the shareholders, as follows:

FIRST:	The name of the Corporation is: Home BancShares, Inc.

SECOND:	The Restated Articles of Incorporation are hereby amended by amending Article THIRD as set forth in the Amendment to the Restated Articles of Incorporation to which this certificate is attached.

THIRD:	The date of adoption of the Amendment to the Restated Articles of Incorporation was December ___, 2008.

FOURTH:
There being only one class of voting stock outstanding, the number of shares entitled to vote on the adoption of the Amendment to the Restated Articles of Incorporation was                     , and the number of votes indisputably represented at the meeting was                     .

FIFTH:	The number of shares voted for the adoption of the Amendment to the Restated Articles was , and the number of shares voted against the adoption was .

HOME BANCSHARES, INC.
By:
C. Randall Sims, Secretary

PROXY
This Proxy is being solicited on behalf of the Board of Directors of:
HOME BANCSHARES, INC.
719 Harkrider Street
Conway, Arkansas 72032
Telephone No. (501) 328-4770
Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to		Call toll-free
http://www.investorvote.com		1-877-PRX-VOTE (1-877-779-8683)
If you vote over the Internet or by telephone, please do not mail your card.

☑	Please mark your vote as in this sample.
     The undersigned hereby constitutes and appoints C. Randall Sims and Randy Mayor, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Home BancShares, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting (the “Special Meeting”) of shareholders of the Company to be held on December ___, 2008, at 10:00 a.m. at the corporate offices, located at 719 Harkrider, Conway, Arkansas, and at any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
The Board of Directors recommends a vote FOR Proposal 1.

		FOR	AGAINST	ABSTAIN
1.	To amend the Company’s Restated Articles of Incorporation to amend the terms of the authorized shares of preferred stock	☐	☐	☐
     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
     This Proxy is automatically revoked if the undersigned shareholder attends the Special Meeting in person and votes on any matter.
NOTE: Please mark, sign, date and promptly return this proxy card in the enclosed envelope. Please sign exactly as your name(s) appear(s) above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature	Date	Signature	Date

______ Change of Address/Comments on Reverse Side

HOME BANCSHARES, INC.
Dear Shareholder:
Shareholders of Home BancShares, Inc. can now take advantage of several new services available through our transfer agent, Computershare Trust Company, N.A. These services include:
Electronic Delivery of Proxy Materials
To take advantage of the opportunity to receive future copies of the Annual Report and Proxy Statement via the Internet, please sign-up at www.econsent.com/ .
By enrolling in eDelivery, you will receive an e-mail notification when future annual reports and proxy statements become available. You will be able to view these documents via the Internet and then vote your shares via the Internet.
Vote by Internet
Shareholders may now vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast by Internet up until 1:00 a.m. on the day before the Special Meeting.
Internet Account Access
Shareholders may now access their accounts on-line at www.computershare.com.
Among the services offered through Account Access, certificate histories can be viewed, address changes requested and tax identification numbers certified.
Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Domestic:	877-282-1168
Attn: Shareholder Relations	Telephone Foreign:	816-843-4299
P.O. Box 219045	TDD/TTY for Hearing Impaired:	800-952-9245
Kansas City, MO 64121-9045

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy cannot vote your shares unless you sign and return this card.

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